NEWS RELEASE

For Immediate Release

SONO RELEASES FIRST PHASE HIGH RESOLUTION AIRBORNE MAGNETICS INTERPRETATION in PREPARATION FOR ITS 2012 DRILLING PROGRAM ON THE BONNYRIDGE COPPER/SILVER EXPLORATION LICENSEs IN BOTSWANA, AFRICA

Vancouver, British Columbia, December 13, 2011 - Sono Resources, Inc. (OTCQB: SRCI) (the "Company" or "Sono") announces that the first definitive drilling targets have been generated from the interpretation of the data of the high resolution airborne magnetic ("HRAM") survey which was recently acquired.

The results of the HRAM are of high quality and provide invaluable insight into the structural and geological setting. It would appear from the interpretation of the data that the geological evolution of this portion of the Kalahari Copper Belt ("KCB") underwent two tectonic episodes: one, a simple compressive regime, which generated the ubiquitous synclines and anticlines observed throughout the belt, followed by a later compression from a possible left lateral regional shear couple. This second episode has overprinted many Reidel structural elements and thrusting.

Company geologist, Luc Antoine states, "The geology of the Bonnyridge License Blocks is all structurally controlled and the HRAM allows us better insight into interpretation. Encouragingly, several of the priority targets from the HRAM data interpretation coincide with the geophysical anomalies."

A detailed HRAM Map with drill targets is available for online viewing here (http://tinyurl.com/7j2vtg8).

Sono engaged Dewet Drilling of Botswana in late November to utilize its 50 years of drilling experience in the region to handle the Company's phase one drilling program. The drilling program is being designed to test for the presence of sediment-hosted copper/silver mineralization at five of the initial target locations. It is slated to begin early January 2012.

The Bonnyridge Property is located within the central portion of the Kalahari Copper Belt in Botswana. The KCB is widely characterized as the southwesterly extension of the Zambian/DRC Copper Belt extending through Botswana and into Namibia.

About Sono Resources, Inc.

Sono Resources, Inc. is a mineral exploration company seeking to acquire, explore and develop highly prospective metal projects in Africa. Its core project, located in Botswana, covers 2965.6 square kilometers and is in the center of the Kalahari Copper Belt, recognized as one of the largest exploration copper belts in the world.

See www.sonoresourcesinc.com for more information.

Contact: Investor Relations

1.855.662.7666

Certain statements in this release are forward-looking statements, which reflect the expectations of management. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to the Company's further drilling, its expectations to receive results or its ongoing exploration program. Such statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. No assurance can be given that any of the events anticipated by the forward-looking statements will occur or, if they do occur, what benefits the Company will obtain from them. These forward-looking statements reflect management's current views and are based on certain expectations, estimates and assumptions, which may prove to be incorrect. A number of risks and uncertainties could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, including: (1) a downturn in general economic conditions in North America and internationally, (2) the inherent uncertainties and speculative nature associated with mineral exploration and production, (3) a decreased demand for minerals and fluctuations in the price of such minerals, (4) any number of events or causes which may delay or cease exploration and development of the Company's property interests, such as environmental liabilities, weather, mechanical failures, safety concerns and labor problems; (5) the risk that the Company does not execute its business plan, (6) political and foreign risks, (7) inability to retain key employees, (8) inability to finance operations and growth, and (9) other factors beyond the Company's control. These forward-looking statements are made as of the date of this news release and, except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons why actual results differed from those projected in the forward-looking statements. We seek safe harbor.